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                                                                    Exhibit 10.3

                                    AMENDMENT

            This Amendment (the "Amendment") dated as of February 16, 2001 to Employment Agreement (the "Employment Agreement") dated as of February 16, 1999 by and between Learn2.com, Inc. (formerly 7th Level, Inc.) (the "Company") and Marc E. Landy ("Executive").

            Whereas, the Company and the Executive desire to amend the Employment Agreement to extend the Term (as defined in the Employment Agreement) thereof;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            Section 2 of the Employment Agreement is hereby amended to read in full as follows:

            The term of this Agreement (the "Term") shall be for a period commencing on the date hereof and continuing through February 16, 2002; subject to earlier termination in accordance with the terms and conditions contained in Section 7 hereof. Section 3 of the Employment Agreement is hereby amended to read in full as follows:

            During the Term, Executive shall perform his services at the principal place of business of the Company which will be located in 1311 Mamaroneck Avenue, Suite 210, White Plains, New York 10605. Executive shall be furnished with office facilities and services suitable to his position and suitable for the performance of his duties. Executive acknowledges and agrees that in connection with his employment, however, he may be required to travel on behalf of the Company.

            Section 8.1 of the Employment Agreement is hereby amended to read in full as follows:

            (i) If Executive terminates his employment pursuant to Section 7.1, or (ii) if Executive's employment is terminated by the Company without Cause, or (iii) if the Company determines not to extend the Term of this Agreement for a one year period, Executive shall be entitled to (A) receive Executive's Base Salary and benefits as set forth in Section 5 to which Executive is entitled up to and including the effective date of Executive's termination of employment hereunder, (B) receive Executive's Base Salary paid

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            consistent with the Company's payroll practices for one (1) year from the effective date of Executive's termination of employment hereunder, (C) become immediately and fully vested in all options held by Executive that were granted prior to March 1, 2001 (it being agreed that options granted after March 1, 2001 shall vest as determined by the Board of Directors of the Company or a committee thereof), (D) with respect to all fully vested options owned by Executive on the effective date of Executive's termination of employment hereunder, the privilege of exercising the unexercised portion of the options upon the later of (x) one (1) year from the effective date of Executive's termination of employment hereunder or
            (y) thirty (30) days from the expiration of any restriction on the sale, transfer or other disposition of the shares of Common Stock underlying the options entered into by Executive at the request of the Company, and (E) receive an amount equal to the higher of (x) any bonus or incentive compensation Executive earned or received with respect to the prior fiscal year or (y) Forty Thousand Dollars ($40,000). Executive also shall be entitled to receive, during the period he is being paid Base Salary under this Agreement, the benefits provided under Section 5.1; except to the extent that such continued participation is not permitted under the plan, program or practice or would cause the plan, program or practice to cease to be qualified under any applicable law or regulation. This Agreement contains the entire understanding between Executive and the Company and supersedes in all respects any prior or other agreement or understanding between the Company and Executive as to the matters set forth herein. Notwithstanding the foregoing, nothing herein shall cause the Company to maintain Executive's status as an employee of the Company after termination.

            Section 11 of the Employment Agreement is hereby deleted in its entirety.

            Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect.


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            In Witness Whereof, the parties have executed this Amendment as of the date first written above.

                                          LEARN2.COM, INC.


                                          By:_________________________
                                             Name:   Donald Schupak
                                             Title:  Chairman of the Board


                                          EXECUTIVE


                                          ----------------------------
                                          Marc E. Landy